UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

ADVENT SOFTWARE, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend Street
San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 543-7696

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 8, 2015, in connection with the Merger, Advent Software, Inc., a Delaware corporation (“Advent”), (i) repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, except for one outstanding letter of credit, under the Amended and Restated Credit Agreement, dated as of June 12, 2013 (as further amended, amended and restated, modified or supplemented through the date hereof, the “Existing Credit Agreement”), by and among Advent, as borrower, the lenders from time to time party thereto, Capital One, National Association, Comerica Bank, Compass Bank, Fifth Third Bank, HSBC Bank USA, N.A., Regions Bank, National Association, U.S. Bank National Association, Wells Fargo Bank, N.A., collectively, the co-documentation agents, Bank of America, N.A., as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and (ii) terminated all commitments under the Existing Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2015, Advent completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 2, 2015, by and among Advent, SS&C Technologies Holdings, Inc., a Delaware corporation (“SS&C”) and Arbor Acquisition Company, Inc., a Delaware corporation and wholly owned subsidiary of SS&C (“Merger Subsidiary”).  Pursuant to the Merger Agreement, Advent was acquired by SS&C through a merger of Merger Subsidiary with and into Advent (the “Merger”), with Advent surviving the Merger as a wholly-owned subsidiary of SS&C (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of Advent common stock (“Advent Stock”) was converted into the right to receive $44.25 in cash, without interest (the “Merger Consideration”), (ii) each outstanding stock option, stock appreciation right (“SAR”) and restricted stock unit (“RSU”) relating to shares of Advent Stock that were vested (or became vested in accordance with its terms) as of the Effective Time were cancelled and converted into the right to receive the Merger Consideration with respect to each share of Advent Stock subject to such award (in the case of stock options and SARs, less the applicable exercise price per share of Advent Stock), (iii) each outstanding stock option, SAR and RSU relating to shares of Arbor Stock that were unvested as of the Effective Time were converted into a stock option, SAR or RSU, as applicable, with respect to shares of common stock of SS&C based on the exchange ratio set forth in the Merger Agreement and otherwise continue to be subject to the same terms and conditions applicable to such award and (iv) each outstanding performance-based restricted stock unit (“PSU”) relating to shares of Advent Stock became vested and was settled in cash based on attained performance through the Effective Time.

The funds necessary to consummate the Merger were financed from:

•                  commitments and borrowings under new senior secured credit facilities in an aggregate principal amount of $2.63 billion, including syndicated term loans and revolving credit facilities provided by a syndicate of lenders, with Deutsche Bank AG New York Branch acting as administrative agent;

•                  approximately $500 million of the net proceeds from the issuance of $600 million aggregate principal amount of the Notes;

•                  approximately $400 million of net proceeds from the offering of 12,075,000 shares of SS&C common stock; and

•                  cash balances.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Advent’s Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2015, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2015, in connection with the Merger, Advent notified the NASDAQ Stock Market (“NASDAQ”) that the Merger had been completed, and requested that trading of Advent common stock on NASDAQ be suspended after the close of trading on July 8, 2015.  In addition, Advent requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to delist Advent common stock from NASDAQ and deregister Advent common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Advent intends to file a certification and notice of termination on Form 15 requesting that Advent’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As a result of the Merger, a change of control of Advent occurred and Advent became a wholly-owned subsidiary of SS&C.  The information set forth in Items 2.01 and 3.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each director of Advent ceased to hold such position with Advent and the directors of Merger Subsidiary immediately prior to the Effective Time will be the directors of the Surviving Corporation.  In addition, the officers of Advent immediately prior to the Effective Time ceased to hold such position with Advent and the officers of Merger Subsidiary immediately prior to the Effective Time will be the officers of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the bylaws of the Surviving Corporation were amended and restated in their entirety, as set forth in Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of February 2, 2015, by and among Advent Software, Inc., SS&C Technologies Holdings, Inc. and Arbor Acquisition Company, Inc. (incorporated by reference to Exhibit 2.1 to Advent Software, Inc.’s Current Report on Form 8-K filed on February 2, 2015).

3.2	Amended and Restated Bylaws of Advent Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2015

ADVENT SOFTWARE, INC.

By:	/s/ Patrick J. Pedonti
Name: Patrick J. Pedonti
Title: Vice President & Treasurer